UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2009 (November 30, 2009)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Amended and Restated Stock Purchase Agreement

On November 30, 2009, BlackRock, Inc. (“BlackRock”), Barclays Bank PLC (“Barclays Bank”) and Barclays PLC (for limited purposes) entered into an Amended and Restated Stock Purchase Agreement (the “Amended and Restated Purchase Agreement”).  The Amended and Restated Purchase Agreement amended and restated the terms of the Stock Purchase Agreement, dated as of June 16, 2009, by and among BlackRock, Barclays Bank and Barclays PLC (for limited purposes), which provided for the acquisition by BlackRock of Barclays Global Investors (“BGI”) from Barclays Bank.  The revised terms relate, among other things, to the amount of cash and capital required to be held by the various BGI entities at the closing of the acquisition and to the post-closing purchase price adjustment mechanism.  As described in Item 2.01 below, on December 1, 2009, BlackRock completed its acquisition of BGI pursuant to the Amended and Restated Purchase Agreement.

Stockholder Agreement

In connection with the completion of its acquisition of BGI, BlackRock entered into a Stockholder Agreement, dated as of December 1, 2009 (the “Barclays Stockholder Agreement”), with Barclays Bank and Barclays BR Holdings S.à r.l. (“BR Holdings”, and together with Barclays Bank, the “Barclays Parties”).  Pursuant to the terms of the Barclays Stockholder Agreement, the Barclays Parties agreed, among other things, to certain transfer and voting restrictions with respect to shares of BlackRock common stock and preferred stock owned by them and their affiliates, to limits on the ability of the Barclays Parties and their affiliates to acquire additional shares of BlackRock common stock and preferred stock and to certain other restrictions.  In addition, the Barclays Stockholder Agreement contains certain provisions relating to the composition of BlackRock’s board of directors, including a requirement that BlackRock’s board must consist of not more than 19 directors, with two directors designated by the Barclays Parties.

The foregoing descriptions of the Amended and Restated Purchase Agreement and the Barclays Stockholder Agreement do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Purchase Agreement, which is filed as Exhibit 2.1 hereto, and the Barclays Stockholder Agreement, which is filed as Exhibit 10.1 hereto, each of which is hereby incorporated into this Form 8-K by reference.  In addition, the information set forth in Item 2.03 concerning the credit facility BlackRock entered into with various lenders on December 1, 2009 is hereby incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 1, 2009, BlackRock completed its previously announced acquisition of BGI from Barclays Bank.  In exchange for BGI, BlackRock paid approximately $6.65 billion in cash and issued 3,031,516 shares of BlackRock common stock, par value $0.01 per share (“Common Stock”), 26,888,001 shares of BlackRock Series B Convertible Participating Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), and 7,647,254 shares of BlackRock Series D Participating Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), to BR Holdings.

On December 1, 2009, BlackRock issued a press release announcing the completion of its acquisition of BGI.  The press release is attached as Exhibit 99.1 hereto and is hereby incorporated into this Form 8-K by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 1, 2009, BlackRock entered into a 364-day $2.0 billion revolving credit facility with Barclays Bank, as administrative agent and a lender, a group of lenders and Barclays Capital as sole lead arranger, sole lead bookrunner and syndication agent (the “Facility”).  As of the date hereof, BlackRock had $1.5 billion borrowed or notified to be borrowed under the Facility.  BlackRock may borrow additional amounts, and repay amounts, from time to time.

BlackRock’s obligations under the Facility are unsecured and are not guaranteed by any of BlackRock’s subsidiaries.  The facility matures on November 30, 2010.  The Facility contains various conditions to borrowing and affirmative, negative and financial maintenance covenants.  The Facility also contains various standard events of default, the occurrence of which could result in a termination by the lenders and the acceleration of all of BlackRock’s obligations under the Facility.

The foregoing description of the Facility is not complete and is qualified in its entirety by reference to the Facility, which is filed as Exhibit 10.2 hereto and is hereby incorporated into this Form 8-K by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On December 1, 2009, pursuant to separate stock purchase agreements entered into on June 11, 2009 and June 12, 2009, as amended, BlackRock sold an aggregate of 8,637,519 shares of Common Stock, 5,587,232 shares of Series B Preferred Stock and 3,556,188 shares of Series D Preferred Stock (collectively, the “Financing Shares”) to certain institutional investors, including the sale of the 3,556,188 shares of Series D Preferred Stock to The PNC Financial Services Group, Inc. (“PNC”), each at a price of $140.60 per share.  BlackRock received approximately $2.5 billion in total consideration from the sale of the Financing Shares.

Pursuant to the terms of the stock purchase agreements with the institutional investors, the closing of each sale of Financing Shares occurred simultaneously with, and was conditioned on, the closing of BlackRock’s acquisition of BGI, as well as other customary conditions.  No underwriting discounts or commissions were paid in connection with the sales of the Financing Shares. BlackRock entered into a registration rights agreement with each institutional investor, other than PNC, pursuant to which it agreed to register the resale of the applicable Financing Shares with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”).  The Financing Shares acquired by such institutional investors are subject to customary registration rights.  The Financing Shares acquired by PNC have the benefit of the existing Registration Rights Agreement, dated as of September 29, 2006, by and among BlackRock, Inc., Merrill Lynch & Co., Inc. and PNC, pursuant to which BlackRock agreed to register the resale of certain securities with the SEC under the Securities Act.

The information set forth under Item 2.01 concerning the issuance of shares of BlackRock capital stock to the Barclays Parties is incorporated herein by reference.  In connection with the acquisition of BGI, BlackRock and the Barclays Parties entered into an agreement providing for customary registration rights, a copy of which is attached as Exhibit 10.3 and is hereby incorporated into this Form 8-K by reference.

The issuances of the Financing Shares and the shares of capital stock to the Barclays Parties were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act because the issuances did not involve a public offering.

Upon any transfer of Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will be automatically converted into one share of Common Stock.  Each share of Series D Preferred Stock will be automatically converted into one share of Series B Preferred Stock on the date which is 20 days after an information statement in connection with the Amended and Restated Purchase Agreement is first mailed by BlackRock to holders of its Common Stock in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with BlackRock’s acquisition of BGI, effective December 1, 2009, the board of directors of BlackRock appointed John Varley and Robert E. Diamond Jr. to be members of the board of directors.  Messrs. Varley and Diamond were appointed to BlackRock’s board of directors as the two designees of the Barclays Parties pursuant to the Barclays Stockholder Agreement.

Mr. Varley is Group Chief Executive of Barclays PLC. Prior to being named to his current position in September 2004, he had served as Group Deputy Chief Executive beginning in January 2004.  He held the position of Group Finance Director from 2000 until the end of 2003. Mr. Varley joined the Executive Committee in September 1996 and was appointed to the Barclays' Board in June 1998. He was Chief Executive of Retail Financial Services from 1998 to 2000 and Chairman of the Asset Management Division from 1995 to 1998. Mr. Varley also serves as a non-executive director of AstraZeneca PLC.

Mr. Diamond is President of Barclays PLC and Chief Executive Officer of Corporate and Investment Banking and Wealth Management, comprising Barclays Capital, Barclays Corporate and Barclays Wealth. He is an Executive Director of the Boards of Barclays PLC and Barclays Bank PLC and has been a member of the Barclays Group Executive Committee since September 1997. He joined the firm in summer 1996. Mr. Diamond is a member of the Board of Directors for the Institute of International Finance and member of International Advisory Board of the British-American Business Council.

As discussed above, in connection with BlackRock’s acquisition of BGI, the Barclays Parties, which are affiliates of Barclays PLC, received shares of BlackRock Common Stock, Series B Preferred Stock and Series D Preferred Stock representing 4.8% of the outstanding Common Stock and 19.8% of the outstanding economic interests of BlackRock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2009, BlackRock filed a certificate of designations with the Secretary of State of the State of Delaware for the purpose of amending its Amended and Restated Certificate of Incorporation to establish the designation, rights, preferences, limitations and privileges of the Series D Preferred Stock.

The terms of the Series D Preferred Stock are summarized below:

Rank.  The Series D Preferred Stock will rank pari passu in right of payment with respect to dividends and upon liquidation with the Series B Preferred Stock, the Series C Preferred Stock and any series of BlackRock’s preferred stock that by its terms ranks pari passu in right of payment as to dividends and/or upon liquidation with the Series D Preferred Stock.

Dividend.  The Series D Preferred Stock will be entitled to receive any dividend that is paid to holders of Common Stock. Any subdivisions, combinations, consolidations or reclassifications to the Common Stock must also be made accordingly to Series D Preferred Stock.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series D Preferred Stock will be entitled to receive $0.01 per share of the respective preferred stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of Common Stock or any other class or series of BlackRock’s capital stock ranking junior as to liquidation rights to Series D Preferred Stock. After such payment to the holders of Series D Preferred Stock and the holders of shares of any other series of BlackRock’s preferred stock ranking prior to the Common Stock as to distributions upon liquidation, the remaining assets of BlackRock will be distributed in accordance with the terms of BlackRock’s Amended and Restated Certificate of Incorporation, which in the case of the Series D Preferred Stock will be pro rata per share in accordance with the aggregate number of shares outstanding among (i) the holders of the then outstanding shares of Series D Preferred Stock and any other series entitled to participate on the same basis, (ii) the holders of any other series of BlackRock capital stock entitled to participate in accordance with the terms of their participation and (iii) the holders of the Common Stock and any other shares of BlackRock capital stock ranking pari passu on a share for share basis with the Common Stock as to distributions upon liquidation.

Voting Rights.  The Series D Preferred Stock have no voting rights except as otherwise provided by applicable law.

Conversion.  Each share of Series D Preferred Stock will be automatically converted into one share of Series B Preferred Stock on the date which is 20 days after an information statement in connection with the Amended and Restated Purchase Agreement is first mailed by BlackRock to holders of its Common Stock in accordance with Rule 14c-2 under the Exchange Act. No optional conversion is permitted. Upon any transfer of Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will be automatically converted into one share of Common Stock.

The foregoing description of the Series D Preferred Stock is qualified in its entirety by reference to the certificate of designations for Series D Preferred Stock, which is filed as Exhibit 3.1 hereto and is hereby incorporated into this Form 8-K by reference.

Item 9.01 Financial Statements and Exhibits.

(a) and (b)

Financial Statements required to be filed by this Item will be filed with the SEC as soon as practicable, but not later than 71 calendar days after the date on which this Form 8-K is required to be filed with respect to Item 2.01.

(d)	Exhibits.

2.1
Amended and Restated Stock Purchase Agreement, dated as of June 16, 2009, by and among Barclays Bank PLC, Barclays PLC (solely for the purposes of Section 6.16, Section 6.18 and Section 6.24) and BlackRock, Inc.

3.1	Certificate of Designations of Series D Participating Preferred Stock
10.1	Stockholder Agreement, dated as of December 1, 2009, by and among BlackRock, Inc., Barclays Bank PLC and Barclays BR Holdings S.à r.l.
10.2
Revolving Credit Agreement, dated as of December 1, 2009, by and among BlackRock, Inc., Barclays Bank PLC, as administrative agent and as a lender, a group of lenders and Barclays Capital, as sole lead arranger, sole lead bookrunner and syndication agent.

10.3	Registration Rights Agreement, dated as of December 1, 2009, by and among BlackRock, Inc., Barclays Bank PLC and Barclays BR Holdings S.à r.l.
99.1	Press Release dated December 1, 2009 issued by BlackRock, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Daniel R. Waltcher
Date: December 3, 2009		Daniel R. Waltcher
Managing Director and Deputy General Counsel

EXHIBIT INDEX

2.1
Amended and Restated Stock Purchase Agreement, dated as of June 16, 2009, by and among Barclays Bank PLC, Barclays PLC (solely for the purposes of Section 6.16, Section 6.18 and Section 6.24) and BlackRock, Inc.

3.1	Certificate of Designations of Series D Participating Preferred Stock
10.1	Stockholder Agreement, dated as of December 1, 2009, by and among BlackRock, Inc., Barclays Bank PLC and Barclays BR Holdings S.à r.l.
10.2
Revolving Credit Agreement, dated as of December 1, 2009, by and among BlackRock, Inc., Barclays Bank PLC, as administrative agent and as a lender, a group of lenders and Barclays Capital, as sole lead arranger, sole lead bookrunner and syndication agent.

10.3	Registration Rights Agreement, dated as of December 1, 2009, by and among BlackRock, Inc., Barclays Bank PLC and Barclays BR Holdings S.à r.l.
99.1	Press Release dated December 1, 2009 issued by BlackRock, Inc.